Exhibit 99.1



                          GUARDIAN INTERNATIONAL, INC.
                              3880 N. 28TH Terrace
                               Hollywood, FL 33020



March 22, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, DC  20549

           Re:  ARTHUR ANDERSEN LLP REPRESENTATIONS

Ladies and Gentlemen:

         In accordance with Temporary Note 3T to Article 3 of Regulation S-X, Guardian International, Inc. (the "Company") has received written representations from Arthur Andersen LLP ("Andersen"), its independent public accountant, that the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, to which this letter is filed as an exhibit, was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

                                 Very truly yours,

                                 GUARDIAN INTERNATIONAL, INC.


                                 By: /s/   HAROLD GINSBURG
                                    ---------------------------
                                          Harold Ginsburg
                                          President and Chief Executive Officer